UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  April 2, 2018

GOLDEN GROWERS COOPERATIVE

(Exact name of registrant as specified in its charter)

Minnesota	000-53957	27-1312571
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

1002 MAIN AVE W, SUITE 5
WEST FARGO, ND 58178		(701) 281-0468
(Address of principal executive offices)		(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Growers Cooperative (the “Cooperative”) held its annual member meeting on March 28, 2017 during which its members elected directors from each of the five geographical districts established by the Cooperative’s Amended and Restated Bylaws.

From the East Central district, the members located in that district re-elected Scott Jetvig as a director.  He received 20 of the 20 votes cast.  His new three-year term begins on March 29, 2018 and expires in March 2021.   David Benedict and Mark Harless will continue as directors for the East Central district.

From the Northeast district, the members located in that district re-elected Gary Jirak as a director.  He received 13 of the 13 votes cast.  His new three-year term begins on March 29, 2018 and expires in March 2021.  Shaun Beauclair and Matt Hasbargen will continue as directors for the Northeast district.

From the Northwest district, the members located in that district re-elected Leslie Nesvig as a director.  He received 20 of the 20 votes cast.  His new three-year term begins on March 29, 2018 and expires in March 2021.  Glenn Johnson and Nicolas Pyle will continue as directors for the Northwest district.

From the Southeast district, the members located in that district re-elected Larry Vipond as a director.  He received 11 of the 11 votes cast.  His new three-year term begins on March 29, 2018 and expires in March 2021.  Byron Koehl and Richard Bot will continue as directors for the Southeast district.

From the Southwest district, the members located in that district re-elected Bruce Speich as a director.  He received 18 of the 18 votes cast.  His new three-year term begins on March 29, 2018 and expires in March 2021.  Chris Johnson and Brett Johnson will continue as directors for the Southwest district.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

Dated:	April 2, 2018	/s/ Scott Stofferahn
		By:	Scott Stofferahn
		Its:	Executive Vice President and Chief Executive Officer